UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

I.C. ISAACS & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23379	52-1377061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 9th Floor, New York, NY	10018
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (646) 459-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2007, Peter J. Rizzo resigned as Chief Executive Officer (“CEO”), Chairman of the Board of Directors, and a director of I.C. Isaacs & Company (the “Company”), effective immediately.

On April 5, 2007, Robert S. Stec was appointed to the position of interim CEO of the Company, effective immediately. Mr. Stec has been a director of the Company since 2002. Mr. Stec serves currently as Chairman and CEO of Prestige Brands of North Carolina, LLC, a home furnishings company that focuses on niche opportunities in the furniture industry. Mr. Stec is also the founder of Prestige Brands. In addition, Mr. Stec is CEO and Founder of Brand Force One, LLC, a marketing consulting company.

The terms of Mr. Stec’s compensation arrangement are unavailable as of the date of this filing and will be provided in an amendment to this Form 8-K within four (4) business days of the time in which such information becomes available.

The information required by Item 401(b), (d), and (e) and Item 404(a) of Regulation S-K was included in the Company’s proxy statement, filed with the Securities and Exchange Commission on May 26, 2006, and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    I.C. ISAACS & COMPANY, INC.

Date: April 5, 2007	By: /s/ Gregg A. Holst
                    Gregg A. Holst
Chief Financial Officer